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As filed with the Securities and Exchange Commission July 19, 1996
                                                    Registration No. 33-________

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ---------------------

                            FOURTH SHIFT CORPORATION
               (Exact name of issuer as specified in its charter)

          Minnesota                                       41-1437794
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            7900 International Drive
                             Minneapolis, Minnesota                   55425
                    (Address of Principal Executive Offices)       (Zip Code)


               FOURTH SHIFT CORPORATION 1993 STOCK INCENTIVE PLAN
                            (Full title of the plan)

              DAVID G. LATZKE                             Copy to:
Vice President and Chief Financial Officer              Thomas Martin
         FOURTH SHIFT Corporation                   Dorsey & Whitney LLP
         7900 International Drive                  220 South Sixth Street
       Minneapolis, Minnesota  55425            Minneapolis, Minnesota  55402
  (Name and address of agent for service)              (612) 340-8706

                                 (612) 851-1500
          (Telephone number, including area code, of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

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  Title of                       Proposed         Proposed
Securities         Amount         Maximum          Maximum         Amount of
   to be           to be       Offering Price     Aggregate       Registration
Registered      Registered(1)   Per Share(2)   Offering Price(2)      Fee
- --------------  -------------  --------------  -----------------  ------------

Common Stock
$.01 par value   1,200,000         $6.50          $7,800,000        $2,690

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- ------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock, in addition to 1,050,000 shares previously registered, which may be issued pursuant to the FOURTH SHIFT Corporation 1993 Stock Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Common Stock as quoted on The Nasdaq National Market on July 15, 1996.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by FOURTH SHIFT Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statemen6.50t, as of their respective dates:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

        (b) The description of capital stock contained in any registration statement or report filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

        (c) The Company's Registration Statements on Form S-8 (File Nos. 33-68894, 33-80480 and 33-93756) relating to the Company's 1993 Stock
Incentive Plan.


               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, or reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances, and to such extent as permitted by
Section 302A.521, as now enacted or hereafter amended. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933.

                                       2

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Item 8.  EXHIBITS.

            Exhibit Number                         Description
            --------------                         -----------

                 4.1 FOURTH SHIFT CORPORATION 1993 STOCK INCENTIVE PLAN, as amended (incorporated by reference to Exhibit
                           10.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

                 5         Opinion of Dorsey & Whitney LLP.

                 24.1      Consent of Arthur Andersen LLP.


                 24.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

                 25 Power of Attorney (included in the signature page to this Registration Statement).

Item 9.  UNDERTAKINGS.

               A.   POST-EFFECTIVE AMENDMENTS

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       3

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               B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C.   CLAIMS FOR INDEMNIFICATION

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 16th day of July, 1996.

                                  FOURTH SHIFT CORPORATION


                                  By:  /s/ MARION MELVIN STUCKEY
                                       --------------------------
                                           Marion Melvin Stuckey
                                           Chairman and Chief Executive Officer


                              POWER OF ATTORNEY

               The officers and directors of FOURTH SHIFT Corporation, whose signatures appear below, hereby constitute and appoint Marion Melvin Stuckey and David Latzke, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of FOURTH SHIFT Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Name                         Title
           ----                         -----


 /s/ MARION MELVIN STUCKEY   Chairman, Chief Executive          July 16, 1996
- --------------------------     Officer and Director (PRINCIPAL
Marion Melvin Stuckey          EXECUTIVE OFFICER)

 /s/ JIMMIE H. CALDWELL      President, Chief Operating         July 16, 1996
- --------------------------     Officer and Director
Jimmie H. Caldwell

 /s/ DAVID G. LATZKE         Vice President and Chief           July 16, 1996
- --------------------------     Financial Officer (PRINCIPAL
David G. Latzke                FINANCIAL OFFICER)

 /s/ NICHOLAS J. VASSALLO    Controller (PRINCIPAL              July 16, 1996
- --------------------------     ACCOUNTING OFFICER)
Nicholas J. Vassallo

 /s/ MICHAEL J. ADAMS        Director                           July 16, 1996
- --------------------------
Michael J. Adams

 /s/ DAVID J. ALLIO          Director                           July 16, 1996
- --------------------------
David J. Allio

 /s/ TONY J. CHRISTIANSON    Director                           July 16, 1996
- --------------------------
Tony J. Christianson

 /s/ ROBERT M. PRICE         Director                           July 16, 1996
- --------------------------
Robert M. Price


 /s/ PORTIA ISAACSON         Director                           July 16, 1996
- --------------------------
Portia Isaacson

                                      5


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                                  EXHIBIT INDEX


Exhibit Number         Description                                        Page
- --------------         -----------                                        ----

     4.1 FOURTH SHIFT CORPORATION 1993 STOCK INCENTIVE PLAN, as amended (incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

     5        Opinion of Dorsey & Whitney LLP. . . . . . . . . . . . . . . . 7

     24.1     Consent of Arthur Andersen LLP . . . . . . . . . . . . . . . . 8

     24.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

     25 Power of Attorney (included in the signature page to this Registration Statement).

                                      6